                                                                      Exhibit 24


                               POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints each of Pamela C. McGuire and Steven M. Rapp, signing singly, the undersigned's true and lawful attorney-in-fact to execute and file on behalf of the undersigned in the undersigned's capacity as a Managing Director or Principal Officer of Bottling Group, LLC ("Bottling LLC") any amendment or supplement to Bottling LLC's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, with the Securities and Exchange Commission, any stock exchange or any governmental official or agency, with all exhibits thereto and other documents in connection therewith, and each of such attorneys-in-fact shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of March 28, 2001.

                                    Bottling Group, LLC

                                    By: /s/ Pamela C. McGuire
                                        ---------------------
                                        Pamela C. McGuire
                                        Managing Director


/s/ Craig E. Weatherup            Principal Executive Officer     March 28, 2001
-------------------------
Craig E. Weatherup

/s/ Lionel L. Nowell, III         Principal Financial Officer     March 28, 2001
-------------------------
Lionel L. Nowell, III

/s/ Andrea L. Forster             Principal Accounting Officer    March 28, 2001
-------------------------
Andrea L. Forster

/s/ John T. Cahill                Managing Director               March 28, 2001
-------------------------
John T. Cahill

/s/ Pamela C. McGuire             Managing Director               March 28, 2001
-------------------------
Pamela C. McGuire

/s/ Matthew M. McKenna            Managing Director               March 28, 2001
-------------------------
Matthew M. McKenna